ROCK-TENN COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AMENDED AND RESTATED
EFFECTIVE AS OF OCTOBER 27, 2011

TABLE OF CONTENTS

§ 1	1
BACKGROUND	1
§ 2	1
DEFINITIONS	1
§ 3	4
SERP BENEFIT	4
§ 4	9
SOURCE OF BENEFIT PAYMENTS AND REIMBURSEMENT	9
§ 5	9
NOT A CONTRACT OF EMPLOYMENT	9
§ 6	10
NO ALIENATION OR ASSIGNMENT	10
§ 7	10
ERISA	10
§ 8	10
ADMINISTRATION, AMENDMENT AND TERMINATION	10
§ 9	10
CONSTRUCTION	10
§ 10	11
RTS AGREEMENT	11

ROCK-TENN COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AMENDED AND RESTATED EFFECTIVE AS OF OCTOBER 27, 2011

§ 1

BACKGROUND

Rock-Tenn originally adopted the SERP effective as of October 1, 1994 to supplement a Participant's benefits under the Pension Plan in light of the reduction in such benefits which resulted from new limitations under the Code on the benefits payable under the Pension Plan. The SERP has been amended from time to time since October 1, 1994, and this amendment and restatement incorporates all amendments adopted through October 27, 2011.

§ 2

DEFINITIONS

2.1Actuarial Equivalent. The term “Actuarial Equivalent” shall mean

(a)for purposes of § 3.3(a), the same as the term “actuarial equivalent” as defined in the Pension Plan; or

(b)for purposes of § 3.3(b), (1) the applicable mortality table set forth in Revenue Ruling 2001-62 and (2) an interest rate assumption which equals the average effective rate on 10-year Treasury securities for the month of (i) August which immediately precedes a Participant's Employment Termination Date, if such date occurs during the period beginning on October 1, and ending March 31 or (ii) February which immediately precedes a Participant's Employment Termination Date, if such date occurs during the period beginning on April 1 and ending on September 30; or

(c)for purposes of § 3.3(c), (1) the applicable mortality table set forth in Revenue Ruling 2001-62 and (2)(i) an interest rate assumption equal to 2.645% based on a Participant's SERP Benefit accrued on March 31, 2009 (as determined by the Committee), (ii) an interest rate assumption equal to 3.6625% based on a Participant's SERP Benefit accrued during the period commencing on April 1, 2009 and ending on December 31, 2009 (as determined by the Committee) or (iii) an interest rate assumption set forth in § 2.1(b)(2) based on a Participant's SERP Benefit which is accrued on or after January 1, 2010 (as determined by the Committee).

2.2Beneficiary. The term "Beneficiary" shall mean the person to whom a Participant's SERP Benefit is payable under § 3.3(e) if the Participant dies before his or her SERP Benefit has been paid to the Participant.

2.3Benefit Service. The term “Benefit Service” shall mean the Participant's years of service used to calculate his or her SERP III benefit, which shall be equal to the sum of his or her Vesting Service plus three (3) more years of service.

2.4Chairman. The term “Chairman” shall mean the Chairman of the Managing Board of RTS.

2.5Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6Committee. The term “Committee” shall mean the Compensation Committee of Rock-Tenn's Board of Directors.

2.7Compensation. The term “Compensation” shall mean the same as compensation as defined in the Pension Plan except that for purposes of determining a benefit under § 3.1(c)(1) and § 3.1(d)(1) under this SERP, the limitation on compensation required under Code § 401(a)(17) shall be disregarded and a Participant's annual cash bonus, if any, payable from Rock-Tenn's or RTS' Key Employee Incentive Plan, if any, or its Annual Executive Bonus Program, if any, or any other annual bonus program designated by the Committee, if any, shall be included in his or her Compensation.

2.8Early Retirement Date. The term “Early Retirement Date” shall mean the same as “early retirement date” as defined for each Participant in the Pension Plan.

2.9Employment Termination Date. The term “Employment Termination Date” shall mean the date a Participant has a “separation from service” within the meaning of Code § 409A.

2.10ERISA. The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.11Final Average Compensation. The term “Final Average Compensation” shall mean a Participant's highest average Compensation from the highest 3 calendar years within the last 5 calendar years, or the actual number of calendar years if less than 5, for which he or she received Compensation based on payroll records (to the extent such records are available when a benefit calculation is made or, to the extent such records are not available at that time, as estimated by Rock-Tenn based on the records available at that time).

2.121993 Compensation Cap. The term “1993 Compensation Cap” shall mean $235,840 as adjusted as of October 1, 1994 and each October 1 thereafter for inflation in the same manner as adjustments made in accordance with Code § 415(d) for a plan which has a plan year beginning on such date.

2.13Normal Retirement Date. The term “Normal Retirement Date” shall mean the same as the term “normal retirement date” as defined for each Participant in the Pension Plan.

2.14Participant. The term “Participant” shall mean each executive of Rock-Tenn who the Committee designates as a participant under this SERP and each executive of RTS who the Chairman designates as a participant under this SERP.

2.15Pension Plan. The term “Pension Plan” shall mean the Rock-Tenn Company Consolidated Pension Plan, as amended from time to time, with respect to a Participant who is an employee of Rock-Tenn and the RTS Packaging, LLC Consolidated Pension Plan, as amended from time to time, with respect to a Participant who is an employee of RTS.

2.16RTS. The term “RTS” shall mean RTS Packaging, LLC and any successor to RTS Packaging, LLC.

2.17Rock-Tenn. The term “Rock-Tenn” shall mean Rock-Tenn Company and any successor to Rock-Tenn Company.

2.18SERP. The term “SERP” shall mean this Rock-Tenn Company Supplemental Executive Retirement Plan, as amended from time to time.

2.19SERP Benefit. The term “SERP Benefit” shall mean a Participant's SERP I Benefit, SERP II Benefit, SERP III Benefit or SERP IV Benefit, as applicable.

2.20SERP I Benefit. The term “SERP I Benefit” shall mean the benefit described in § 3.1(b).

2.21SERP II Benefit. The term “SERP II Benefit” shall mean the benefit described in § 3.1(c).

2.22SERP III Benefit. The term “SERP III Benefit” shall mean the benefit described in § 3.1(d).

2.23SERP IV Benefit. The term “SERP IV Benefit” shall mean the benefit described in § 3.1(f).

2.24Social Security Benefit. The term “Social Security Benefit” shall mean the anticipated monthly primary insurance amount payable to a Participant as of his or her Normal Retirement Date under the federal Old Age, Survivors and Disability Insurance Act as in effect on his or her Employment Termination Date, each as reasonably and consistently determined by Rock-Tenn.

2.25Vesting Service. The term “Vesting Service” shall mean the same as “vesting service” as defined under the Pension Plan.

§ 3

SERP BENEFIT

3.1    SERP Benefit.

(a)	Designations.

(1)    Committee or Chairman Action. The Committee shall designate in writing whether a Participant who is a Rock-Tenn employee will be eligible for a SERP I Benefit, a SERP II Benefit, a SERP III Benefit or a SERP IV Benefit, and the Chairman shall designate in writing whether a Participant who is an RTS employee will be eligible for a SERP I Benefit, a SERP II Benefit, a SERP III Benefit or a SERP IV Benefit.

(2)    Effective Date. Unless otherwise expressly set forth in a designation described in § 3.1(a)(1) with respect to a SERP I Benefit or a SERP II Benefit,

(A)    a Participant's designation as eligible for a SERP I Benefit shall be effective as of the date the Participant was first eligible to participate in the Pension Plan,

(B)    a Participant's designation as eligible for a SERP II Benefit shall be effective as of the later of January 1, 2003 or the date the Participant was first eligible to participate in the Pension Plan, and

(C)    a Participant's designation as eligible for a SERP II Benefit which is effective as of January 1, 2003 also shall be treated as a designation as eligible for a SERP I Benefit effective pursuant to § 3.1(a)(2)(A) if he or she had not been eligible for a SERP I Benefit before January 1, 2003.

A designation described in § 3.1(a)(1) with respect to a SERP III Benefit shall be set forth the effective date of such designation.

(3)    Coordination. A Participant may be designated as eligible for a SERP I Benefit for a particular time period and eligible for a SERP II Benefit for another time period, in which event his or her SERP Benefit shall include the SERP I Benefit accrued during one time period and the SERP II Benefit accrued in the other time period. If a Participant was designated as eligible for a SERP I Benefit or a SERP II Benefit before being designated as eligible for a SERP III Benefit, his or her designation as eligible for a SERP III Benefit shall cancel any and all prior designations under this SERP.

(b)	SERP I Benefit.

(1)    Designation. If a Participant is designated for any period as eligible for a SERP I Benefit, his or her SERP I Benefit shall be based on the effective date of such designation, and his or her SERP I Benefit shall equal the excess, if any, of (A) over (B) where

(A)    equals the benefit which would have been payable to the Participant under the Pension Plan on his or her Employment Termination Date if (i) the Participant had accrued, or had continued to accrue, a benefit under the Pension Plan, (ii) the 1993 Compensation Cap had remained in effect under Code § 401(a)(17) (as in effect on December 31, 1993) and (iii) the limitation on benefits payable from a defined benefit plan under Code § 415(b) was inapplicable; and

(B)    equals the greater of (i) the benefit which would have been payable to the Participant under the Pension Plan on his or her Employment Termination Date or (ii) the benefit which would have been payable to the Participant under the Pension Plan on his or her Employment Termination Date if  he or she had accrued, or continued to accrue, a benefit under the Pension Plan.

(2)    Coordination with SERP II Benefit. If a Participant is designated as eligible for a SERP I Benefit for one period and a SERP II Benefit for a subsequent period, his or her SERP I Benefit accruals under this § 3.1(b) shall stop immediately before the effective date of his or her designation as eligible for a SERP II Benefit.

(c)	SERP II Benefit.

(1)    Designation. If a Participant is designated for any period as eligible for a SERP II Benefit, his or her SERP II Benefit shall be based on the effective date of such designation, and his or her SERP II Benefit shall equal the excess, if any, of (A) over (B) where

(A)    equals the benefit which would have been payable to the Participant under the Pension Plan on his or her Employment Termination Date if the Participant had accrued, or had continued to accrue, a benefit based on his or her Compensation beginning on the effective date of such designation without regard to the limitation on benefits payable from a defined benefit plan under Code § 415(b); and

(B)    equals the greater of (i) the benefit which would have been payable to the Participant under the Pension Plan on his or her Employment Termination Date or (ii) the benefit which would have been payable to the Participant under the Pension Plan if he or she had accrued, or had continued to accrue, a benefit under the Pension Plan.

(2)    Coordination with SERP I Benefit. If a Participant is designated as eligible for a SERP II Benefit for one period and a SERP I Benefit for a subsequent period, his or her SERP II Benefit accruals under this § 3.1(c) shall stop immediately before the effective of his or her designation as eligible for a SERP I Benefit.

(d)	SERP III Benefit.

If a Participant is designated as eligible for a SERP III Benefit, his or her SERP Benefit shall equal [(A - B) x (C)] - D, where

A.    it is a life only annuity payable as of the Participant's Employment Termination Date where the annual benefit equals 3.5833% of his or her Final Average Compensation multiplied by the number of his or her years of Benefit Service, and

B.    is a life only annuity payable as of the Participant's Employment Termination Date where the annual benefit equals the sum of (1) his or her Social Security Benefit (expressed as an annual benefit) and (2) the benefits actually payable to, or on behalf of, the Participant under the Pension Plan (expressed as an annual benefit),

C.    equals the appropriate early retirement factors and lump sum conversion factors described in § 3.3(b) (to convert (A - B) into a lump sum benefit payable under § 3.3) and

D.    equals $207,153.

(e)Offsets. A benefit shall be treated as payable to, or on behalf of, a Participant under § 3.1(b)(1)(B), § 3.1(c)(1)(B) and § 3.1(d)(1)(B) if such benefit is payable to any person other than the Participant for any reason whatsoever and, if a Participant's benefit is payable to any other person as a result of a qualified domestic relations order, the offsets called for under such sections of this § 3.1 shall be effected on an Actuarial Equivalent basis.

(f)SERP IV Benefit. Each Participant designated on Exhibit A attached hereto shall be eligible to accrue a benefit under this Plan as of December 31, 2005, December 31, 2006, December 31, 2007 and December 31, 2008 equal to the product of (a) times (b) where

(a)equals the lessor of (1) 2% or (2) the “Consumer Price Index Adjustment” immediately preceding each December 31 and

(b)equals the sum of the amounts in column 1 and column 2 set forth opposite each Participant's name on Exhibit A,

provided, however, he or she shall accrue a benefit as of a December 31 only if he or she is employed by Rock-Tenn on such December 31.

For purposes of this § 3.1(f), “Consumer Price Index Adjustment” means the increase or decrease (expressed as a percentage) over the 12 month period ending on September 30, 2005 or, when applicable, over the 12 month period ending on the last day of each September thereafter in the U.S. Department of Labor's Consumer Price Index for All Urban Consumers for the U.S. City Average for All Items, 1982-84=100, as such index is reported without any seasonal adjustment.

1.Vested Benefit. A Participant will forfeit his or her benefit under this SERP if on his or her Employment Termination Date he or she is not fully vested in his or her accrued benefit under the Pension Plan (based on the actual number of years of vesting service he or she has completed under the Pension Plan) or if he or she would not have been fully vested if he or she had participated, or had continued to participate, in the Pension Plan; provided, however, a Participant's SERP IV Benefit shall be non-forfeitable to the extent accrued under § 3.1(f).

2.	Payment.

(a)SERP I, SERP II or SERP IV Benefit. The SERP I, II or IV Benefit payable to, or on behalf of, a Participant under this § 3 shall (consistent with the payment limitations under § 409A of the Code) be paid on a date determined by the Committee in its discretion which comes as soon as practicable (but in no event later than 90 days) after his or her Employment Termination Date in a lump sum which is the present value of the benefit (using the applicable “conversion factors” and “early reduction factors” as set forth in subsections (i), (ii) and (iii) of this § 3.3(a)) payable to the Participant under this Plan, all as determined without taking into account any part of the Participant's benefit which is payable to any person pursuant to any qualified domestic relations order. The appropriate conversion and early reduction factors shall be (1) determined by the Plan's Actuary, (2) based on the Actuarial Equivalent factors set forth in § 2.1(b) or § 2.1(c), as applicable, as in effect on the Participant's Employment Termination Date and (3) supplied by the Plan's Actuary as soon as practicable following the Participant's Employment Termination Date.

(i)In the event a Participant's Employment Termination Date is on or after his or her Normal Retirement Date, his or her SERP Benefit shall be converted to a lump sum present value benefit using the “immediate lump sum factor.”

(ii)In the event a Participant's Employment Termination Date is on or after his or her Early Retirement Date and before his or her Normal Retirement Date, his or her SERP Benefit shall be the greater of (A) the SERP Benefit (as first reduced by the applicable “early retirement reduction factors” used by the Actuary under the Pension Plan) converted to a lump sum present value benefit using the “immediate lump sum factor” or (B) the SERP Benefit converted to a lump sum present value benefit using the “deferred lump sum factor.”

(iii)In the event a Participant's Employment Termination Date is before he or she reaches either his or her Normal Retirement Date or his or her Early Retirement Date, his or her SERP Benefit shall be converted to a lump sum value using the “deferred lump sum factor.”

(b)SERP III Benefit. The SERP III Benefit payable to, or on behalf of, a Participant under this § 3 shall (consistent with the payment limitations under § 409A of the Code) be paid on a date determined by the Committee in its discretion as soon as practicable (but in no event later than 90 days) after his or her Employment Termination Date in a lump sum as determined under § 3.1(d) using the Actuarial Equivalents set forth in § 2.1(c).

(c)Specified Employee. If the Participant is a “specified employee” within the meaning of Code § 409A, his or her lump sum benefit shall be paid to the Participant 6 months and one day after the Participant's Employment Termination Date and such benefit will be credited with interest (as determined under § 2.1(b)(2)) until the date the benefit is paid to the Participant. If such Participant dies during such holding period, such lump sum will be payable to his or her Beneficiary pursuant to § 3.3(e) with interest (as determined under § 2.1(b)(2)) from his or her Employment Termination Date until the date the benefit is paid to the Participant's Beneficiary.

(d)Grandfather Rule. This SERP was first effective on October 1, 1994 and has been amended from time to time since that date. The benefit payable to, or on behalf of, a Participant shall be determined pursuant to the terms of this SERP as in effect on his or her Employment Termination Date, including where applicable the terms of this SERP which at one time called for the payment of a benefit under this SERP in the form of an annuity rather than in a lump sum.

(e)	Survivor Benefit.

(1)    Lump Sum Benefit. If a Participant whose Employment Termination Date is on or after November 11, 2005 dies before his or her SERP Benefit has been paid to him or to her, his or her SERP Benefit shall be paid to his or her Beneficiary in a lump sum on a date determined by the Committee in its discretion as soon as practicable (but in no event later than 90 days) after his or her date of death.

(2)    Beneficiary. A Participant described in § 3.3(e)(1) may designate a Beneficiary on the form provided for this purpose by the Committee, in which event the Participant's SERP Benefit will be paid to the person designated on such form or will be paid to the Participant's estate if no such person survives the

Participant. If a Participant does not designate a person as his or her Beneficiary on the form provided for this purpose by the Committee, then the Participant's SERP Benefit will be paid to his or her estate on a date determined by the Committee in its discretion as soon as practicable (but in no event later than 90 days) after his or her date of death.

(3)    Pension Plan Survivor Benefit. If a Participant whose Employment Termination Date is before November 11, 2005 dies before his or her SERP Benefit has been paid to him or to her in full and a survivor benefit is payable on his or her behalf under the Pension Plan, a survivor benefit shall be payable on his or her behalf under this SERP. Such survivor benefit for a SERP I Benefit shall equal the excess of the benefit payable on the Participant's behalf as determined under § 3.1(b)(1)(A) over the benefit payable on the Participant's behalf as determined under § 3.1(b)(1)(B) and for a SERP II Benefit shall equal the excess of the benefit payable on the Participant's behalf as determined under § 3.1(c)(1)(A) over the benefit payable on the Participant's behalf as determined under § 3.1(c)(1)(B), and such survivor benefit shall be paid to the person to which his or her survivor benefit is payable under the Pension Plan at the same time and in the same benefit payment form as his or her survivor benefit is paid to such person under the Pension Plan. All determinations made with respect to the SERP Benefit payable on behalf of a Participant under this § 3.3(e)(3) shall (pursuant to § 3.3(d)) be made in accordance with the provisions of this SERP as in effect on the Participant's Employment Termination Date.

§ 4

SOURCE OF BENEFIT PAYMENTS AND REIMBURSEMENT

All benefits payable under this SERP shall be paid by Rock-Tenn from its general assets. No person shall have any right or interest or claim whatsoever to the payment of a benefit under this SERP from any person whomsoever other than Rock-Tenn, and no Participant or beneficiary shall have any right or interest whatsoever to the payment of a benefit under this SERP which is superior in any manner to the right of any other general and unsecured creditor of Rock-Tenn. If Rock-Tenn makes any payment to, or on behalf of, a Participant who is an RTS employee, RTS on demand shall promptly reimburse Rock-Tenn for such payment pursuant to such procedure as agreed upon by Rock-Tenn and RTS.

§ 5

NOT A CONTRACT OF EMPLOYMENT

Participation in this SERP shall not grant to any Participant the right to remain an employee of Rock-Tenn or RTS for any specific term of employment or in any specific capacity or at any specific rate of compensation.

§ 6

NO ALIENATION OR ASSIGNMENT

A Participant or a beneficiary under this SERP shall have no right or power to alienate, commute, anticipate or otherwise assign at law or equity all or any portion of any benefit otherwise payable under this SERP, and Rock-Tenn shall have a right to suspend temporarily or terminate permanently the payment of benefits to, or on behalf of, any Participant or beneficiary who attempts to do so.

§ 7

ERISA

Rock-Tenn intends that this SERP come within the various exceptions and exemptions to ERISA for an unfunded deferred compensation plan maintained primarily for a select group of management or highly compensated employees within the meaning of ERISA § 201(2), § 301(a)(3) and § 401(a)(1), and any ambiguities in this SERP shall be construed to effect that intent.

§ 8

ADMINISTRATION, AMENDMENT AND TERMINATION

The Committee shall have all powers necessary to interpret and to administer this SERP in its absolute discretion and, further, shall have the right to amend this SERP from time to time in any respect whatsoever and to terminate this SERP at any time; provided, however, that any such amendment or termination shall not be applied retroactively to deprive a Participant of benefits accrued under this SERP to the date of such amendment or termination.

§ 9

CONSTRUCTION

This SERP shall be construed in accordance with the laws of the State of Georgia and, further, shall be construed to render any benefits payable under this SERP exempt from any tax under Code § 409A. For purposes of this SERP, the singular shall include the plural whenever appropriate.

§ 10

RTS AGREEMENT

RTS shall execute this SERP to show its agreement and consent to the terms and conditions under which an RTS employee may participate in the SERP.

ROCK-TENN COMPANY

By:     /s/ Steven C. Voorhees

Title:	Executive Vice President and Chief Financial Officer

RTS PACKAGING, LLC

By:     /s/ Al Bosma
Title:    President and CEO

EXHIBIT A

	Column 1[1]	Column 2[2]

Thomas F. West	$1,316.95	$1,136.84
Charles A. Obermeyer	$804.81	$731.41
Kevin R. Sullivan	$984.62	$902.97
Sam A. Johnson, III	$6,745.16	$2,637.99

(1)	This amount represents each named Participant's frozen monthly accrued benefit under the Gulf States Paper Corporation Retirement Plan as of December 31, 2004.

(2)	This amount represents each named Participant's frozen monthly accrued benefit under the Gulf States Paper Corporation Supplemental Executive Retirement Plan as of December 31, 2004.